EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Mercer Bancorp, Inc. of our report dated January 14, 2025, with respect to the consolidated financial statements of Mercer Bancorp, Inc. and subsidiary for the year ended September 30, 2024, appearing in the Company’s Annual Report in Form 10-K (File No. 000-56575).

/s/ S.R. Snodgrass, P.C.
Cranberry Township, Pennsylvania
February 26, 2025